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Exhibit 10.12

                         AMERITRADE HOLDING CORPORATION
                          1996 LONG-TERM INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 FOR EXECUTIVES

         THIS AGREEMENT, made and entered into as of AUGUST 5, 2004(the "Grant Date") by and between Ameritrade Holding Corporation (the "Company") and JOHN J. RICKETTS (the "Participant");

                                WITNESSETH THAT:

         WHEREAS, the Company maintains the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the "Plan"); and

         WHEREAS, the Participant is an employee of the Company and was selected by the Committee (as defined in the Plan) to receive the grant of an option under the Plan;

         NOW, THEREFORE, the Company and the Participant hereby agree as follows;

         1. Grant: Option Price. This Agreement evidences the grant to the Participant, pursuant to the terms of the Plan, of an option (the "Option") to purchase a total of 750,000 shares of Stock. The Exercise Price of each share subject to the Option shall be $10.90. The Option is not intended to be, and will not be treated as an "incentive stock option" as that term is used in section 422 of the Code.

         2. Vesting. Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable with respect to 1/4 of the shares of Stock awarded under this Agreement on the first anniversary of the Grant Date, and shall become vested and exercisable with respect to an additional 1/4 of the shares of Stock under this Agreement on each subsequent anniversary until such time as the Option is fully exercisable; provided, however, that no portion of the Option shall vest or become exercisable after the date on which the Participant's employment with the Company terminates for any reason. Notwithstanding the foregoing, if the Participant's employment is terminated pursuant to Section 2(B)(iii) or Section 2(C) of the Employment Agreement between the Company and the Participant (referred to in such agreement as J. Joe Ricketts) made and effective as of October 1, 2001, as amended (the "Employment Agreement'), the Option shall continue to vest and become exercisable until the earlier of the date that the Option is fully exercisable or the expiration of the Term of the Employment Agreement (without giving effect to an early termination of the Employment Agreement), if earlier; provided, however, that this sentence shall apply to provide for vesting of the Option after the Participant's termination of employment only if the Committee determines that such continued vesting is required by Section 2(B)(iii) or Section 2(C) of the Employment Agreement. In the event that the Committee determines not to permit the Option to continue vesting after the date of such termination in accordance with its terms (without

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         regard to the proviso in the immediately preceding sentence), then the
         Participant shall be entitled to losses and damages, if any, in accordance with Section 2(B)(iii) or Section 2(C) of the Employment Agreement, as applicable.

         3. Exercise. Subject to the restrictions contained herein, after the Option becomes vested or exercisable pursuant to paragraph 2 and prior to the Expiration Date (defined below), the Option, to the extent then vested or exercisable, may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters. The exercise notice must be filed prior to the Expiration Date, must specify the number of shares of Stock which the Participant elects to purchase and must be accompanied by payment of the Option Price (including any applicable withholding taxes) for such shares of Stock indicated by the Participant's election. Payment of the Option Price (and any applicable withholding taxes) shall be by cash or check payable to the Company, by delivery of shares of Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the Option Price for the shares of Stock, or any combination thereof. The Participant may pay the Option Price by authorizing Ameritrade, Inc. (or such other suitable party designated by the Company) to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

         4. Expiration of Option. The "Expiration Date" for this Option shall be the first to occur of the following, as described below, subject to the descriptions, definitions, and/or provisions of the Employment
         Agreement:

            a. Notwithstanding the following, in no event shall the Expiration
               Date extend beyond the ten-year anniversary of the Grant Date.

            b. Upon Death or disability (within the meaning of Section 2(B)(i)
               of the Employment Agreement), the Option shall immediately become 100% vested and the Expiration Date shall be the one-year anniversary of the Participant's termination date determined under Section 2(B)(i) of the Employment Agreement (after giving effect to the notice period);

            c. Upon termination of the Participant's employment by the Company for reasons provided in Section 2(B)(ii) of the Employment Agreement (relating to termination for cause or the achievement of the stock price target), the Option shall be exercisable to the extent vested at the time the Participant's employment is terminated in accordance with in Section 2(B)(ii) of the Employment Agreement and the Expiration Date shall be the three-month anniversary of the Participant's termination date.

            d. Upon termination of the Participant's employment by the Company for reasons provided in Section 2(B)(iii) of the Employment Agreement, or if the Participant's employment is terminated pursuant to Section 2(C) of the Employment Agreement, the Option shall be exercisable to the extent vested in accordance with
               Section 2 of this Agreement at the time of exercise and the


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               Expiration Date shall be the later of the end of the stated Term of the Employment Agreement (without giving effect to an early termination of the Employment Agreement) or the two-year anniversary of the Participant's termination date; provided, however, that the Option shall be exercisable after the two year anniversary of the Participant's actual termination date only if the Committee determines that such exercise is required by
               Section 2(B)(iii) or Section 2(C) of the Employment Agreement. In the event that the Committee determines not to permit the Option to continue to remain exercisable after the two-year anniversary of such termination date in accordance with its terms (without regard to the proviso in the immediately preceding sentence), then the Participant shall be entitled to losses and damages, if any, in accordance with Section 2(B)(iii) or Section 2(C) of the Employment Agreement, as applicable.

            e. Upon a Change of Control, as defined in Section 2(A) of the
               Employment Agreement, the Option shall immediately become 100% vested; provided, however, that while the Participant remains employed by the Company, the Option will only be exercisable to the extent it would have vested according to paragraph 2 of this Agreement absent a Change of Control. If the Participant's employment with the Company is terminated within twelve months from the occurrence of a Change of Control, the Expiration Date of the Option shall be the two-year anniversary of the Participant's termination date if such two-year anniversary would be later than the Expiration Date otherwise determined under the foregoing provisions of this Section 4.

         5. Restriction on Sale of Shares. The Participant's right to sell any shares acquired by exercise of this Option shall be subject to the terms, conditions and restrictions of the Ameritrade equity ownership and disposition guidelines.

         6. Nontransferability. The Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.

         7. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

         8. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

         9. Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant.



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         10. Employee and Shareholder Status. This Agreement does not constitute a contract of employment or continued service and does not give the Participant the right to be retained as an employee of the Company.
         This Agreement does not confer upon the Participant or any holder thereof any right as a shareholder of the Company prior to the issuance of Stock pursuant to the exercise of the Option.

         11. Amendment and Severability. This Agreement may be amended by written agreement of the Participant and the Company, subject to the consent of the Committee, without the consent of any other person. If any provision, sub-provision or paragraph of this Agreement is found to be unenforceable by a court of competent jurisdiction, it shall not impair the enforceability of the other provisions, sub-provisions, and paragraphs.

         12. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.



                                  * * * * * * *

         IN WITNESS WHEREOF, the Participant has hereunto set his or her hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written and the Participant hereby acknowledges that the terms and conditions of this Agreement have been read and understood.



                                            PARTICIPANT


                                            /s/ John Joe Ricketts
                                            ------------------------------------


                                            AMERITRADE HOLDING CORPORATION


                                            By:  /s/ Ellen Koplow
                                                 -------------------------------

                                            Its: /s/ EVP and General Counsel
                                                 -------------------------------